NUMBER                                                  INCORPORATED
     SL____                                                UNDER THE LAWS OF
                                                             THE STATE OF
                                                                GEORGIA

                   ACCESS POWER                                       SHARES
                                                                     _______

                                                           SEE REVERSE FOR
                  AUTHORIZED STOCK 40,000,000 SHARES            CERTAIN
                         .001 PAR VALUE                       DEFINITIONS

                                                          CUSIP 00431N 10 8
                                                            797-371650

              THIS CERTIFIES THAT

                                        SPECIMEN



              is the registered holder of _________________________ Shares

                                  ACCESS POWER, INC.

              transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed.

                   IN WITNESS WHEREOF, the  said Corporation has caused this
              Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____ day of _______ A.D. 19______.




/s/ Maurice Matovich       ACCESS POWER, INC.                    /s/ Glenn Smith
     SECRETARY                 CORPORATE                           PRESIDENT
                                 SEAL
                                FLORIDA             COUNTERSIGNED AND REGISTERED
                                GEORGIA
                                                            /s/ P. J.
                                                         AUTHORIZED SIGNATURE

TRANSFER AGENT AND REGISTRAR:
ATLAS STOCK TRANSFER CORPORATION
5899 South State Street
Salt Lake City, Utah  84107